UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

Lincoln Park Bancorp
(Exact name of registrant as specified in its charter)

Federal	000-51078	61-1479859
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

31 Boonton Turnpike, Lincoln Park, New Jersey	07035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 694-0330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 28, 2007, the Boards of Directors of Lincoln Park Bancorp (the “Company”), Lincoln Park Bancorp, MHC (the “MHC”) and Lincoln Park Savings Bank (the “Bank”) accepted the resignation of William H. Weisbrod as a director of the Company, the MHC and the Bank, effective as of June 30, 2007. Mr. Weisbrod’s resignation is due to personal reasons. The Boards of Directors of the Company, the MHC, and the Bank have appointed Mr. Weisbrod as an advisory director of the respective institutions.

The Boards of Directors has appointed Mr. Henry Fitchen to replace William Weisbrod on the Boards for the remainder of his term. Mr Fitchen is a general accountant with offices in Saddle Brook, NJ and clients throughout the servicing area of the Bank.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINCOLN PARK BANCORP

Date: June 29, 2007	By:	/s/ David G. Baker
David G. Baker
President and Chief Executive Officer